UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2007

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April17, 2007, Inland Real Estate Corporation (the “Company”), entered into employment agreements (effective as of January 1, 2007) with two executive officers, Mark Zalatoris and Beth Sprecher Brooks.  Copies of these employment agreements are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated in their entirety in this Item 1.01 disclosure by reference.  The following brief descriptions of the material terms and conditions of the employment agreements do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1, and 10.2, hereto.

Mark Zalatoris.  Under the terms of an employment agreement between the Company and Mr. Zalatoris, chief operating officer, executive vice president and treasurer of the Company, the Company has agreed to pay Mr. Zalatoris a base salary of $350,000 per year.  Mr. Zalatoris also may earn a cash bonus.  The amount of the cash bonus depends in part on how the growth in the Company’s funds from operations, or FFO, compares to its peer group’s FFO growth and in part on the recommendation of the Company’s chief executive officer to, and approval by, the compensation committee of the Company’s board of directors.  For example, if the Company’s FFO growth is greater than 130% of its peer group’s FFO growth, Mr. Zalatoris will be entitled to a cash bonus equal to at least twenty five percent (25%) of his base salary.  The Company’s chief executive officer may recommend an additional cash bonus in an amount up to but not in excess of twenty five percent (25%) of his base salary.

In addition, so long as Mr. Zalatoris is employed by the Company, he may earn additional compensation payable in shares of the Company’s restricted stock, based again on the relative growth in the Company’s FFO compared to the FFO growth of its peer group.  Mr. Zalatoris may receive the number of shares of restricted stock equal to fifty percent (50%) of his annual salary divided by the average of the high and low trading price of the Company’s shares on the date of grant.  As in the case of the bonus compensation, a second portion of this restricted stock bonus is issuable at the discretion of the Company’s chief executive officer as approved by the Company’s board of directors.  Mr. Zalatoris additionally may earn an annual stock option award to purchase shares of the Company’s common stock.  If the Company achieves a threshold level of growth in FFO, Mr. Zalatoris may purchase the number of shares equal to ten percent (10%) of his salary divided by the closing price per share on the day immediately preceding the date of grant.  Any shares or options issued to Mr. Zalatoris are, and will be, subject to vesting requirements.  Twenty percent (20%) of the shares or options will vest on each anniversary of the date of issuance.  If Mr. Zalatoris is terminated for “cause” as defined in the employment agreement, if he voluntarily terminates his employment or if his employment agreement is not renewed, he is required to forfeit all unvested shares.  Unless forfeited, Mr. Zalatoris may vote all restricted shares and receive distributions on all restricted shares including those which have not vested.

If the employment agreement and Mr. Zalatoris’ employment are terminated due to his death or disability, he (or his estate or beneficiaries) will be entitled to be paid any accrued but unpaid base salary, compensation for unused vacation days accrued as of the termination date, unreimbursed business expenses and any vested benefits in an amount equal to a prorated portion of any incentive compensation Mr. Zalatoris received for the year prior to termination.  In addition, all unvested shares of stock issued to him as compensation under the employment agreement will immediately vest and no longer be subject to forfeiture.  If Mr. Zalatoris’ employment is terminated without cause or by him for “good reason” as defined in the employment agreement, in addition to the compensation set forth above, he will also be entitled to an amount equal to 1.25 times the sum of (1) his base salary, plus (2) an amount equal to the incentive compensation that Mr. Zalatoris received for the year prior to termination; provided, however, if the termination occurs within one year of a “change of control” as defined in the employment agreement, then Mr. Zalatoris will instead be entitled to an amount equal to 2.99 times the sum of (A) his base salary, plus (B) an amount equal to the incentive compensation that Mr. Zalatoris received for the year prior to termination, plus (C) the value of any shares of common stock issued to him as compensation under the employment agreement for the year prior to termination.

During the term of the employment agreement and for a period of one year following the termination thereof, Mr. Zalatoris has agreed to certain non-compete and non-solicitation provisions.

Beth Sprecher Brooks.  Under the terms of an employment agreement between the Company and Ms. Sprecher Brooks, vice president, general counsel and secretary of the Company, the Company has agreed to pay Ms. Sprecher Brooks a base salary of $205,000 per year.  Ms. Sprecher Brooks also may earn a cash bonus.  The amount of the cash bonus depends in part on how the growth in the Company’s FFO compares to its peer group’s FFO growth and in part on the recommendation of the Company’s chief executive officer to, and approval by, the compensation committee of the Company’s board of directors.  A third part of this bonus depends on whether Ms. Sprecher Brooks achieves a personal goal with respect to her performance, as agreed by Ms. Sprecher Brooks and the Company’s chief executive officer.  For example, if the Company’s FFO growth is greater than 130% of its peer group’s FFO growth, Ms. Sprecher Brooks will be entitled to a cash bonus equal to at least fifteen percent (15%) of her base salary.  The Company’s chief executive officer may recommend an additional cash bonus in an amount up to seven and one-half percent (7.5%) of Ms. Sprecher Brooks’ base salary, and Ms. Sprecher Brooks may receive another bonus in an amount up to seven and one-half percent (7.5%) of his base salary if she achieves her personal performance goal.

In addition, so long as Ms. Sprecher Brooks is employed by the Company, she may earn additional compensation payable in shares of the Company’s restricted stock, based again on the relative growth in the Company’s FFO compared to the FFO growth of its peer group.  Ms. Sprecher Brooks may receive the number of shares of restricted stock equal to thirty percent (30%) of her annual salary divided by the average of the high and low trading price of the Company’s shares on the date of grant.  As in the case of the bonus compensation, a portion of this restricted stock bonus is issuable at the discretion of the Company’s chief executive officer and another portion is dependent upon Ms. Sprecher Brooks achieving her personal performance goal.  Ms. Sprecher Brooks additionally may earn an annual stock option award to purchase shares of the Company’s common stock.  If the Company achieves a threshold level of growth in FFO, Ms. Sprecher Brooks may purchase the number of shares equal to five percent (5%) of his salary divided by the closing price per share on the day immediately preceding the date of grant.  Any shares or options issued to Ms. Sprecher Brooks are, and will be, subject to vesting requirements.  Twenty percent (20%) of the shares or options will vest on each anniversary of the date of issuance.  If Ms. Sprecher is terminated for “cause” as defined in the employment agreement, if she voluntarily terminates her employment or if her employment agreement is not renewed, she is required to forfeit all unvested shares.  Unless forfeited, Ms. Sprecher Brooks may vote all restricted shares and receive distributions on all restricted shares including those which have not vested.

If the employment agreement and Ms. Sprecher Brooks’ employment are terminated due to her death or disability, she (or her estate or beneficiaries) will be entitled to be paid any accrued but unpaid base salary, compensation for unused vacation days accrued as of the termination date, unreimbursed business expenses and any vested benefits in an amount equal to a prorated portion of any incentive compensation Ms. Sprecher Brooks received for the year prior to termination.  In addition, all unvested shares of stock issued to her as compensation under the employment agreement will immediately vest and no longer be subject to forfeiture.  If Ms. Sprecher Brooks’ employment is terminated without cause or by her for “good reason” as defined in the employment agreement, in addition to the compensation set forth above, she will also be entitled to an amount equal to 1.0 times the sum of (1) her base salary, plus (2) an amount equal to the incentive compensation that Ms. Sprecher Brooks received for the year prior to termination; provided, however, if the termination occurs within one year of a “change of control” as defined in the employment agreement, then Ms. Sprecher Brooks will instead be entitled to an amount equal to 1.5 times the sum of (A) her base salary, plus (B) an amount equal to the incentive compensation that Ms. Sprecher Brooks received for the year prior to termination, plus (C) the value of any shares of common stock issued to her as compensation under the employment agreement for the year prior to termination.

During the term of the employment agreement and for a period of one year following the termination thereof, Ms. Sprecher Brooks has agreed to certain non-compete and non-solicitation provisions.

Item 8.01.  Other Events.

On April 20, 2007  Inland Real Estate Corporation (NYSE:IRC) of Oakbrook, Ill., and Pine Tree Institutional Realty, LLC of Northbrook, Ill., announced the formation of a joint venture partnership to develop $100 million in new shopping centers per year over the next four years, primarily in the Midwest.  The first phase of the new venture, Pine Tree-Inland Development I, LLC, will be managed and funded by both partners.  Pine Tree Commercial Realty, LLC, an affiliate of Pine Tree Institutional, will be providing day to day site selection, acquisition, development and leasing services, and  IRC will be actively advising the venture in all areas of acquisition, leasing and tenant and community relationships.

Item 9.01.  Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	Executive Vice President, Chief Operating Officer and Treasurer

Date:  April 23, 2007

EXHIBIT INDEX

Exhibit No.

Description

1.1

Employment Agreement between Inland Real Estate Corporation and Mark Zalatoris, effective as of January 1, 2007.

10.2

Employment Agreement between Inland Real Estate Corporation and Beth Sprecher Brooks, effective as of January 1, 2007.

99.1

Press Release of Inland Real Estate Corporation, dated April 20, 2007